                            SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                          WOMEN FIRST HEALTHCARE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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

                                  [WOMEN LOGO]

                        12220 EL CAMINO REAL, SUITE 400
                          SAN DIEGO, CALIFORNIA 92130
                            ------------------------

                          NOTICE OF ANNUAL MEETING OF
                        STOCKHOLDERS AND PROXY STATEMENT

To the Stockholders of Women First HealthCare, Inc.:

     Notice is hereby given that the Annual Meeting of the Stockholders of Women First HealthCare, Inc. (the "Company") will be held on June 13, 2001, at 12:00 p.m. at the New York Palace Hotel, New York, New York, for the following purposes:

          1. To elect two directors for a three-year term to expire at the 2004 Annual Meeting of Stockholders. The present Board of Directors of the Company has nominated and recommends for election as directors the following persons:

          Nathan Kase, M.D.
           Ruth A. Wooden

          2. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

          3. To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 17, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

     Accompanying this Notice is a Proxy. WHETHER OR NOT YOU EXPECT TO BE AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY. If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

     All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          /s/ EDWARD F. CALESA
                                          Edward F. Calesa
                                          President and Chief Executive Officer

San Diego, California
April 30, 2001

                          WOMEN FIRST HEALTHCARE, INC.
                        12220 EL CAMINO REAL, SUITE 400
                          SAN DIEGO, CALIFORNIA 92130
                            ------------------------

                                PROXY STATEMENT

     The Board of Directors (the "Board") of Women First HealthCare, Inc., a Delaware corporation (the "Company" or "Women First"), is soliciting the enclosed Proxy for use at the Annual Meeting of Stockholders of the Company to be held on June 13, 2001, at 12:00 p.m. at the New York Palace Hotel, New York, New York (the "Annual Meeting"), and at any adjournments thereof. This Proxy Statement will be first sent to stockholders on or about May 4, 2001.

     All stockholders who find it convenient to do so are cordially invited to attend the meeting in person. In any event, please complete, sign, date and return the Proxy in the enclosed envelope.

     A proxy may be revoked by written notice to the Secretary of the Company at any time prior to the voting of the proxy, or by executing a later proxy or by attending the meeting and voting in person. Unrevoked proxies will be voted in accordance with the instructions indicated in the proxies, or if there are no such instructions, such proxies will be voted for the election of the Board's nominees for directors and ratification of the Company's auditors. Shares represented by proxies that reflect abstentions or include "broker non-votes" will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast."

     Stockholders of record at the close of business on April 17, 2001 (the "Record Date") will be entitled to vote at the meeting. As of that date, 17,686,447 shares of common stock, par value $.001 per share ("Common Stock"), were outstanding. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy at the Annual Meeting, constitutes a quorum. A plurality of the votes cast at the Annual Meeting is required to elect directors, and a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

     The cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and Proxy will be borne by the Company. In addition to soliciting proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, other custodians and nominees will forward proxy soliciting materials to their principals, and that the Company will reimburse such persons' out-of-pocket expenses.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Board currently consists of five members. The Company's Fourth Amended and Restated Certificate of Incorporation provides for the classification of the Board into three classes, as nearly equal in number as possible, with staggered terms of office and provides that upon the expiration of the term of office for a class of directors, nominees for such class shall be elected for a term of three years or until their successors are duly elected and qualified. At this meeting, two nominees for director are to be elected as Class II directors. The nominees are Nathan Kase, M.D. and Ruth A. Wooden, both members of the present Board. The Class III and Class I directors have one year and two years, respectively, remaining on their terms of office. If no contrary indication is made, Proxies in the accompanying form are to be voted for such nominee or, in the event such nominee is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who shall be designated by the Board to fill such vacancy.

INFORMATION REGARDING DIRECTORS

     The information set forth below as to the nominees for director has been furnished to the Company by the nominee:

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                     FOR A THREE-YEAR TERM EXPIRING AT THE
                      2004 ANNUAL MEETING OF STOCKHOLDERS

                NAME                   AGE          PRESENT POSITION WITH THE COMPANY
                ----                   ---          ---------------------------------
Nathan Kase, M.D. ...................  71     Director
Ruth A.Wooden........................  54     Director

     Nathan Kase, M.D. has served as a director since June 2000. Dr. Kase is Professor of Obstetrics, Gynecology and Reproductive Science and Dean Emeritus of the Mount Sinai School of Medicine. From 1985 to 1997, Dr. Kase was Dean of the Mount Sinai School of Medicine. From 1989 to 1991, he served as President of the Associated Medical Schools of New York. Dr. Kase's major clinical and research achievements are focused in reproductive endocrinology. He has authored over 100 scientific articles and co-authored two textbooks in his field. Dr. Kase received his residency training in obstetrics and gynecology at the Mount Sinai School of Medicine. Dr. Kase subsequently joined the faculty of the Yale University School of Medicine, serving for nearly twenty years, where he rose from instructor to Professor and Chairman of the Department of Obstetrics and Gynecology. In 1981, he returned to Mount Sinai as Professor and Chairman of the Department of Obstetrics, Gynecology and Reproductive Science.

     Ruth A. Wooden has served as director since January 2001. Ms. Wooden is the President and Chief Executive Officer of the National Parenting Association, a non-profit organization working to make parenting a higher priority in personal lives and on the public agenda. From 1987 to 1999, Ms. Wooden served as President and Chief Executive Officer of The Advertising Council, Inc. From 1978 to 1987, Ms. Wooden was employed by N.W. Ayer, Inc. Advertising Agency where she became Senior Vice President and Managing Director. Ms. Wooden currently serves on the board of U.S. Trust Company. She holds a B.A. from the University of Minnesota.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                              TERM EXPIRING AT THE
                      2002 ANNUAL MEETING OF STOCKHOLDERS

                NAME                   AGE          PRESENT POSITION WITH THE COMPANY
                ----                   ---          ---------------------------------
Edward F. Calesa.....................  59     President, Chief Executive Officer and
                                              Chairman of the Board
Gary V. Parlin.......................  58     Director

     Edward F. Calesa co-founded Women First in November 1996 and has served as a director since that time. Mr. Calesa has served as Chairman of the Board of Directors since December 1996. Mr. Calesa also served as Women First's President and Chief Executive Officer from November 1996 to January 1998 and was reappointed President and Chief Executive Officer effective June 2000. Mr. Calesa has an extensive background in innovative health care marketing. In 1971, he co-founded and served as Chairman of the Board of Health Learning Systems, Inc. During his tenure at Health Learning Systems, Mr. Calesa developed working relationships with many academic medical specialists and medical organizations, including the National Institutes of Health, National Board of Medical Examiners, Educational Testing Services, Washington Business Group on Health, and Voluntary Hospitals of America and numerous pharmaceutical companies. Mr. Calesa sold Health Learning Systems in December 1988 to WPP Group, plc. From January 1989 to November 1996, Mr. Calesa served as General Partner of an investment partnership, Calesa Associates. Mr. Calesa received an M.B.A. in marketing from Fairleigh Dickinson University and a B.A. in economics from Columbia College.

     Gary V. Parlin has served as a director of Women First since November 1997 and as a consultant from February 1998 to August 1999. Mr. Parlin retired from Johnson & Johnson in July 1997 after 33 years with that corporation. At retirement, he was a Company Group Chairman and previously had worldwide responsibility for the Cilag Pharmaceutical Group and Ortho Biotech. Mr. Parlin joined Ortho Pharmaceutical Corporation in 1964 and held a number of sales and marketing positions. In 1977, he was promoted to Vice President, Sales and Marketing and became a member of the Ortho Pharmaceutical Corporation Board of Directors at that time. In 1980, Mr. Parlin was appointed Managing Director of Ortho-Cilag Limited and in 1983 he was named President of Ortho Pharmaceuticals, Inc. Mr. Parlin was appointed to the Pharmaceutical/Diagnostics Group Operating Committee in 1985. Mr. Parlin holds a B.S. in business from California State University, San Jose.

                              TERM EXPIRING AT THE
                      2003 ANNUAL MEETING OF STOCKHOLDERS

                NAME                   AGE          PRESENT POSITION WITH THE COMPANY
                ----                   ---          ---------------------------------
Richard L. Rubin.....................  72    Director

     Richard L. Rubin, Ph.D. has served as a director of Women First since November 1996 and held the positions of Vice President from December 1996 to March 1998, Secretary from December 1996 to January 1997 and Treasurer from December 1996 to August 1997. Mr. Rubin is President of the Dedalus Foundation, Chairman of New Dimensions in Education and a Professor of Political Science and Public Policy at Swarthmore College. Since 1968, Mr. Rubin has served as a business and investment consultant for various companies. From 1963 to 1968, Mr. Rubin was the Director of Planning & Research for United Merchants & Manufacturers, Inc. In 1957, Mr. Rubin was appointed Chairman and Chief Executive Officer of Dorman Mills where he served until 1962. Mr. Rubin holds a Ph.D. in political science from Columbia University and a B.A. in economics from Brown University.

BOARD MEETINGS

     The Company's Board held four regularly scheduled meetings and six special telephonic meetings during 2000. No nominee for director who served as a director during the past year attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of committees of the Board on which he or she served.

COMMITTEES OF THE BOARD

     Compensation Committee: The Compensation Committee consists of Mr. Rubin and Dr. Kase. The Compensation Committee determines compensation for the Company's senior management and administers the 1998 Long Term Incentive Plan and the Company's 1999 Non-Qualified Stock Option Plan. The Compensation Committee held four meetings during 2000.

     Audit Committee: The Audit Committee consists of Mr. Rubin, Mr. Parlin and Ms. Wooden, all of whom are independent directors, as defined in the Nasdaq Stock Market qualification standards. The Audit Committee is governed by a written charter approved by the Board of Directors and included in Appendix A. The functions of the committee are set forth in the Report of the Audit Committee below. The Audit Committee held one meeting during 2000.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with Ernst & Young, who are responsible for expressing an opinion on the conformity of these audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with Ernst & Young their independence from management and the Company including the matters in written disclosures required by the Independent Standards Board and considered the compatibility of non-audit services with the auditors' independence.

     The Committee discussed with Ernst & Young the overall scope of their audit. The Committee met with Ernst & Young to discuss the results of their examination, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee has recommended that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of Ernst & Young as the Company's independent auditors for 2001.

     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Richard L. Rubin
Gary V. Parlin
Ruth A. Wooden

COMPENSATION OF DIRECTORS

     The directors of the Company have never received any regular cash compensation from the Company for services rendered as directors; however, the Company does reimburse directors for their travel expenses incurred in attending meetings of the Board. Nathan Kase, M.D., a director of Women First, serves as a consultant to the Company and currently receives a fee of $5,000 per month. Outside directors of the Company who are not employees of the Company are entitled to receive initial one-time grants of nonqualified stock options upon their appointment to the Board and grants of additional nonqualified stock options upon the conclusion of each regular annual meeting of the Company's stockholders for so long as they remain on the Board. The Company's Board of Directors has the discretion to determine the amount to be granted upon appointment and annually. Notwithstanding the foregoing, total grants to directors under the 1998 Plan may not exceed 15% of the maximum number of shares available for grant under the 1998 Plan (subject to adjustment).

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH NOMINEE LISTED ABOVE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THE ACCOMPANYING PROXY.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of February 28, 2001 regarding the beneficial ownership of the Company's Common Stock by (a) each person known to the Board of Directors to own beneficially 5% or more of the Company's Common Stock; (b) each director of Women First; (c) the Named Executive Officers (as defined below); and (d) all directors and executive officers of Women First as a group. Information with respect to beneficial ownership has been furnished by each director, officer or 5% or more stockholder, as the case may be. The address for all executive officers and directors is c/o Women First HealthCare, Inc., 12220 El Camino Real, Suite 400, San Diego, California 92130.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of Common Stock issuable pursuant to the exercise of stock options or warrants that are immediately exercisable or exercisable within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                             NUMBER OF SHARES         PERCENTAGE OF
                                                              OF COMMON STOCK          COMMON STOCK
                    NAME AND ADDRESS                       BENEFICIALLY OWNED(1)    BENEFICIALLY OWNED
                    ----------------                       ---------------------    ------------------
Edward F. Calesa.........................................        5,578,632                31.68%
David F. Hale(2).........................................          767,352                 4.20%
Susan E. Dube............................................           42,174                    *
Randi C. Crawford(3).....................................        1,066,847                 6.05%
Robert L. Jones(4).......................................           38,767                    *
Saundra L. Childs........................................            7,401                    *
Robert Plucinski(4)......................................               --                    *
Jeffrey W. Raser(4)......................................               --                    *
Nathan Kase, M.D. .......................................          104,080                    *
Anthony P. Maris.........................................          173,736                    *
Gary V. Parlin...........................................           51,117                    *
Richard L. Rubin.........................................          183,000                 1.04%
Ruth A. Wooden...........................................               --                    *
Johnson & Johnson Development Corporation(5).............        2,137,769                11.99%
Executive officers and directors as a group(15
  persons)(6)............................................        8,015,106                43.26%

---------------
 *  Less than 1%.

(1) The following table indicates those people whose total number of beneficially owned shares include shares subject to options and warrants exercisable within 60 days of February 28, 2001:

                                                                  SHARES SUBJECT    SHARES SUBJECT
                                                                    TO OPTIONS       TO WARRANTS
                                                                  --------------    --------------
    Edward F. Calesa............................................          --            2,758
    David F. Hale...............................................     656,028              324
    Susan E. Dube...............................................      42,174               --
    Randi C. Crawford...........................................      27,450               --
    Robert L. Jones.............................................      38,767               --
    Saundra L. Childs...........................................       2,757               --
    Anthony P. Maris............................................     100,000              811
    Gary V. Parlin..............................................      50,306              811

(2) Includes 116,300 shares held by the David F. & Linda C. Hale Trust, of which Mr. Hale is a trustee. Mr. Hale resigned as President and Chief Executive Officer effective June 30, 2000, and resigned from the Board of Directors in October 2000.

(3) Ms. Randi C. Crawford is Edward F. Calesa's daughter.

(4) Mr. Jones separated effective January 12, 2001, Mr. Plucinski separated effective October 15, 2000, and Mr. Raser separated November 17, 2000.

(5) Includes 218,042 shares subject to currently exercisable warrants.

(6) See note (1). Includes 2,000 shares held by Charles Caporale.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

     The executive officers and key employees of the Company and their ages as of February 28, 2001 are as follows:

                NAME                   AGE                       POSITION
                ----                   ---                       --------
Charles M. Caporale..................  50     Vice President, Chief Financial Officer,
                                              Treasurer and Secretary
Susan E. Dube........................  53     Senior Vice President -- Corporate Development
Randi C. Crawford....................  32     Vice President -- Consumer Business
Saundra L. Childs....................  31     Vice President -- Pharmaceuticals

     Charles M. Caporale joined Women First in September 2000 as the Company's Vice President, Chief Financial Officer, Treasurer and Secretary. From July 1997 until April 2000, Mr. Caporale served as Senior Vice President, Chief Financial Officer and Treasurer of The Centris Group, Inc. From November 1985 until July 1997, Mr. Caporale was employed by Minet Re North America, Inc. His final position with Minet Re N.A. was Senior Vice President, Chief Financial Officer and Treasurer. Mr. Caporale holds a B.B.A. in accounting from Pace University.

     Susan E. Dube joined Women First in July 1998 as Vice President, Strategic Planning & Acquisitions and was promoted to Senior Vice President in December 1999. Effective July 2000, Ms. Dube serves as Senior Vice President -- Corporate Development. From October 1997 until she joined Women First, Ms. Dube was Senior Vice President, Strategy & Corporate Development for Imagyn Medical Technologies, Inc. From January 1996 to September 1997, Ms. Dube served as Vice President, Marketing and Business Development and Vice President, Business Development at Imagyn Medical, Inc. From August 1995 to December 1995, Ms. Dube served as a consultant for LifeScience Economics, Inc. during which time she consulted for Imagyn Medical, Inc. Ms. Dube also served as President and Chief Executive Officer of BioInterventions, Inc. from June 1994 to August 1995. From August 1993 to May 1994, she served as an independent consultant to a number of health care companies. From May 1991 to August 1993, she was Executive Vice President and Chief Operating Officer of Adeza Biomedical, Inc. She was employed as Vice President, Ventures at the Brigham and Women's Hospital from 1985 to 1991. Ms. Dube holds an M.B.A. from Harvard University and a B.A. in government from Simmons College.

     Randi C. Crawford co-founded Women First and served as Vice President, Marketing Research from February 1997 to February 1998. She served as Secretary of Women First from January 1997 through March 1998. She assumed the role of Vice President, Educational Program Development in February 1998 and currently serves as Vice President -- Consumer Business. From November 1995 until joining Women First, Ms. Crawford was a research analyst with Calesa Associates specializing in investment opportunities in health care companies. From October 1991 to November 1995, Ms. Crawford worked as a consultant engaging in the creation and production of children's television programming for Fox Television, Lifetime Television, DIC Entertainment and Saban Entertainment, Inc. Ms. Crawford received a B.A. in liberal arts from Villanova University. Ms. Crawford is the daughter of Edward F. Calesa.

     Saundra L. Childs joined Women First in December 1999 and served as Director of National Accounts until June 2000. Effective June 2000, Ms. Childs serves as Vice President -- Pharmaceuticals. From 1992 until she joined Women First, Ms. Childs was employed by Searle Laboratories. From 1992 through 1994 she was a sales representative. From 1995 to 1996, she was National Sales Trainer. From 1997 to 1998, she was Global Product Manager, Women's Healthcare Division. Her final position with Searle was Worldwide Women's Health Franchise Leader. Ms. Childs holds a B.S. in Business from Husson College.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation for the years ended December 31, 2000, 1999 and 1998 received by the Chief Executive Officer, the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the 2000 fiscal year and two former executive officers that separated in 2000 (the "Named Executive Officers"). David F. Hale resigned as President and Chief Executive Officer effective June 30, 2000 and Edward F. Calesa was appointed to these positions. Mr. Jones separated effective January 12, 2001, Mr. Plucinski separated effective October 15, 2000, and Mr. Raser separated November 17, 2000. Amounts shown in the salary column for 2000 for Messrs. Jones, Plucinski and Raser reflect amounts actually paid to these former executives during 2000.

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION                                    LONG-TERM
                                  ------------------------------------------------                   COMPENSATION
                                                                        OTHER           SHARES      ---------------
                                                                       ANNUAL         UNDERLYING       ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR    SALARY($)    BONUS($)    COMPENSATION($)    OPTIONS(#)    COMPENSATION($)
  ---------------------------     ----    ---------    --------    ---------------    ----------    ---------------
Edward F. Calesa................  2000     344,257      93,750          9,000(1)            --               --
  Chairman of the Board,          1999     362,512     140,000         95,392(2)            --               --
  President, and Chief            1998     252,308          --             --               --               --
  Executive Officer
David F. Hale...................  2000     245,374     174,375          7,087(3)            --          147,855(4)
  Former President and Chief      1999     350,016     280,000          6,357(3)            --           14,532(5)
  Executive Officer               1998     340,577(6)   75,000             --          805,200               --
Susan E. Dube...................  2000     197,500      42,000             --           70,000               --
  Senior Vice President --        1999     187,500      27,179         22,007(7)        18,300               --
  Corporate Development           1998      87,500(8)   17,528             --           45,750               --
Randi C. Crawford...............  2000     151,250      31,501             --           85,000               --
  Vice President --               1999     137,500      38,826             --               --               --
  Consumer Business               1998      88,642      34,000         27,225(9)        27,450               --
Saundra L. Childs...............  2000     142,500          --             --          102,500               --
  Vice President --
  Pharmaceuticals
Robert L. Jones.................  2000     148,125      30,844             --           50,000               --
  Former Vice President --        1999     150,000      34,400         18,000(10)       12,200               --
  Human Resources and Admin.      1998     116,827      26,250          4,586(10)       45,750               --
Robert Plucinski................  2000     111,943      82,218         12,195(11)       37,500               --
  Former Vice President --
  Strategic Relationships and
  Education
Jeffrey W. Raser................  2000     159,012      35,142             --           60,000               --
  Former Vice President --        1999     178,500      37,931             --           18,300               --
  Professional Sales and          1998     131,423(12)      --             --           45,750               --
  Marketing

---------------
 (1) Consists of an auto allowance paid to Mr. Calesa.

 (2) Consists of relocation expenses and related tax gross-ups paid to Mr.
     Calesa.

 (3) Consists of an auto allowance paid to Mr. Hale.

 (4) Consists of payments of $137,500 under a consulting agreement and premiums of $10,355 paid on a personal life insurance policy on Mr. Hale's behalf.

 (5) Consists of premiums paid on a personal life insurance policy on Mr. Hale's behalf.

 (6) Mr. Hale joined Women First on January 14, 1998. The amount shown in the salary column reflects amounts actually paid to Mr. Hale during 1998.

 (7) Includes relocation expenses and related tax-gross ups paid to Ms. Dube of $22,007.

 (8) Ms. Dube joined Women First on July 6, 1998. The amount shown in the salary column reflects amounts actually paid to Ms. Dube during 1998.

 (9) Consists of relocation expenses and related tax gross-ups paid to Ms. Crawford.

(10) Consists of relocation expenses and related tax gross-ups paid to Mr.
     Jones.

(11) Consists of relocation expenses and related tax gross-ups paid to Mr. Plucinski.

(12) Mr. Raser joined Women first on March 27, 1998. The amount shown in the salary column reflects amounts actually paid to Mr. Raser during 1998.

OPTION GRANTS DURING FISCAL YEAR 2000

     The following table sets forth information regarding options to purchase Common Stock granted during the year ended December 31, 2000 to each of the Named Executive Officers. Women First does not have any outstanding stock appreciation rights.

     The potential realizable values are based on an assumption that the price of the Company's Common Stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth of the shares of the Company's Common Stock.

                                             INDIVIDUAL GRANTS
                       --------------------------------------------------------------     POTENTIAL REALIZABLE
                                         % OF TOTAL                                         VALUE AT ASSUMED
                       NUMBER OF           OPTIONS                                       ANNUAL RATES OF STOCK
                       SECURITIES        GRANTED TO         EXERCISE OR                  PRICE APPRECIATION FOR
                       UNDERLYING       EMPLOYEES IN        BASE PRICE                        OPTION TERM
                        OPTIONS            FISCAL            PER SHARE     EXPIRATION    ----------------------
        NAME           GRANTED(#)          YEAR(%)           ($/SHARE)        DATE         5%($)       10%($)
        ----           ----------    -------------------    -----------    ----------    ---------    ---------
Edward F. Calesa.....        --               --                  --              --           --           --

David F. Hale........        --               --                  --              --           --           --

Susan E. Dube........    25,000             1.64%               1.00         8/16/10       15,722       39,844
                         25,000             1.64%              0.875         9/12/10       13,757       34,863
                         20,000             1.32%              1.688        10/25/10       21,215       53,779

Randi C. Crawford....    25,000             1.64%               1.00         8/16/10       15,722       39,844
                         25,000             1.64%              0.875         9/12/10       13,757       34,863
                         35,000             2.30%              1.688        10/25/10       37,127       94,113

Robert L. Jones......    25,000             1.64%               1.00         8/16/10       15,722       39,844
                         25,000             1.64%              0.875         9/12/10       13,757       34,863

Saundra L. Childs....     7,500             0.49%               2.25        04/18/10       10,613       26,894
                         15,000             0.99%              1.688        05/19/10       15,447       39,146
                         30,000             1.97%               1.00         8/01/10       18,867       47,812
                         25,000             1.64%              0.875         8/16/10       15,722       39,844
                         25,000             1.64%              1.688         9/12/10       13,757       34,863

Robert Plucinski.....    37,500             2.47%              5.125        03/27/10      120,866      306,927

Jeffrey W. Raser.....    10,000             0.66%               1.25        07/01/10        7,861       19,922
                         25,000             1.64%               1.00         8/16/10       15,722       39,844
                         25,000             1.64%              0.875         9/12/10       13,757       34,863

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth certain information with respect to the exercise of options to purchase Common Stock during the year ended December 31, 2000, and the unexercised options held and the value thereof at that date, for each of the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                                 OPTIONS AT FISCAL        IN-THE-MONEY OPTIONS AT
                                                                    YEAR END(#)            FISCAL YEAR END($)(1)
                                 ACQUIRED         VALUE      -------------------------   -------------------------
            NAME              ON EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
            ----              --------------   -----------   -------------------------   -------------------------
Edward F. Calesa............          --             --                        --/--                 --/--
David F. Hale...............          --             --                   656,028/--          1,378,249/--
Susan E. Dube...............          --             --                    36,956/ 97,094        59,800/161,271
Randi C. Crawford...........          --             --                    27,450/ 85,000        72,556/143,690
Robert L. Jones.............          --             --                    38,291/ 69,659        68,550/127,541
Saundra Childs..............          --             --                     2,145/100,355         1,474/181,256
Robert Plucinski............          --             --                        --/--                 --/--
Jeffrey W. Raser............      30,249         50,331                        --/--                 --/--

---------------
(1) Based on the closing sale price of the Common Stock on December 29, 2000 ($2.937), as reported by the Nasdaq National Market, less the option exercise price.

EMPLOYMENT AGREEMENTS

     On January 8, 1998, Women First entered into an employment agreement with Edward F. Calesa, setting forth his duties, compensation, employee benefits and other terms of employment. Pursuant to this agreement, Mr. Calesa was entitled to receive an annual base salary of $150,000, which was increased by the Compensation Committee of the Board of Directors on July 16, 1998 to $350,000 per year, effective July 1, 1998. At the time of this salary increase, the Compensation Committee determined that Mr. Calesa was eligible to receive a special bonus allocation. On July 7, 1999, the Compensation Committee approved an increase in Mr. Calesa's annual base salary to $375,000. Effective April 1, 2000, the Compensation Committee approved a car allowance for Mr. Calesa in the amount of $1,000 per month. Effective May 1, 2000, Mr. Calesa agreed to a compensation reduction in the amount of $56,250. The Board approved returning Mr. Calesa's annual base salary to $375,000 per year on August 10, 2000. The Board appointed Mr. Calesa as President and Chief Executive Officer effective June 30, 2000.

     On January 14, 1998, Women First entered into an employment agreement with David F. Hale, setting forth his duties, compensation, employee benefits and other terms of employment. Under the employment agreement, Mr. Hale was eligible to receive the following cash compensation: (i) an annual base salary of $350,000, which is subject to increase upon annual review by the Compensation Committee of the Board of Directors, (ii) a bonus for each fiscal quarter of $25,000 based upon Mr. Hale's and the Company's performance, and (iii) an annual bonus in addition to his quarterly bonus based upon his participation in the Company's Management Incentive Compensation Plan. Under the employment agreement, the Company agreed to grant Mr. Hale options to purchase up to 805,200 shares of the Company's Common Stock at an exercise price of $0.84 per share. Effective May 1, 2000, Mr. Hale agreed to a compensation reduction in the amount of $52,500. Mr. Hale resigned as President and Chief Executive Officer effective June 30, 2000, and entered into a two year consulting agreement with the Company that provides for compensation of $150,000 during the first year and $120,000 during the second year. The Board also approved the payment of Mr. Hale's salary through July 31, 2000, extension of his medical benefits through December 31, 2000, and extension of the exercise period on his options to July 31, 2004. The Company bought out Mr. Hale's two-year consulting agreement in October 2000 with a payment of $100,000.

COMPENSATION PLANS

     Incentive Stock Plan. The Women First, Inc. Incentive Stock Plan (the "Incentive Plan") was adopted by the Board of Directors on May 7, 1997, and approved by its stockholders on May 7, 1997, for the benefit of its employees, directors and consultants. As of May 31, 2000, there were 27,450 shares of Common Stock subject to incentive stock options outstanding under the Incentive Plan. All outstanding options under the Incentive Plan have fully vested. No additional awards will be made under the Incentive Plan because it was replaced by the Company's 1998 Long-Term Incentive Plan on March 31, 1998.

     Long-Term Incentive Plan. On March 31, 1998, the Company adopted the Women First HealthCare 1998 Long-Term Incentive Plan (the "1998 Plan"), in which 2,249,985 shares of Common Stock were reserved for issuance upon exercise of options granted to officers, employees and directors of, and consultants to, the Company. The Company's stockholders approved the adoption of the 1998 Plan in May 1998. The Board of Directors approved certain amendments to the 1998 Plan, including an increase in the number of shares reserved for issuance under the 1998 Plan to 2,949,985 in March 2000, and the shareholders voted their approval at the 2000 Annual Meeting. The 1998 Plan permits the award of non-qualified and incentive stock options, restricted stock, stock appreciation rights, dividend equivalents, stock payments or performance awards. The principal purposes of the 1998 Plan are to attract and retain key employees, directors and independent consultants of the Company and the Company's subsidiaries in order to promote the interests of Women First's stockholders.

     Non-Qualified Stock Option Plan. On March 7, 2000, the Company adopted the 1999 Non-Qualified Stock Option Plan of Women First HealthCare, Inc. (the "1999 Plan"), in which 250,000 shares of Common Stock were reserved for issuance upon exercise of non-qualified stock options granted to:

     - key employees who are not officers or directors of Women First,

     - newly hired employees who (i) have not previously been employed by Women First, and (ii) with respect to whom options are to be granted as an inducement to join the Company, and

     - consultants who are not officers or directors of Women First.

     In consideration for the granting of an option, the optionee must agree to remain in the employ of (or to consult for) the Company or any subsidiary of the Company for a period of at least one year after the option is granted, unless otherwise provided by the committee or the written stock option agreement. The principal purpose of the 1999 Plan is to further the Company's growth, development and financial success by providing additional incentives to key employees and independent consultants who have been or will be given responsibility for the management or administration of the Company's business affairs.

     Management Incentive Compensation Plan. The Company adopted the Women First HealthCare, Inc. Management Incentive Compensation Plan ("MICP") in 1999 to offer incentive compensation to key employees by rewarding the achievement of corporate goals and specifically measured individual goals. The Plan was terminated effective December 31, 1999 and replaced by the Team Incentive Compensation Plan.

     Team Incentive Compensation Plan. The Company adopted the Women First HealthCare, Inc. 2000-2001 Team Incentive Compensation Plan to replace the MICP. The Team Incentive Compensation Plan is effective for the period from October 1, 2000 through December 31, 2001. It is governed by the Compensation Committee of the Board of Directors and administered by the Company's President and Chief Executive Officer. The Compensation Committee, however, is responsible for approving any incentive awards to officers of the Company and for determining and approving awards to the President and Chief Executive Officer. Awards under the Team Incentive Compensation Plan are only payable if the Company is profitable in 2001 after giving effect to the incentive awards calculated under the Plan and after making adjustment, if necessary, for unusual and non-recurring items that in the judgment of the Board of Directors should be excluded.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Richard L. Rubin and Dr. Nathan Kase, both of whom are outside directors of the Company, serve on the Compensation Committee of the Board of Directors. Mr. Rubin has served since March 1999 and

Dr. Kase has served since November 2000. Mr. Rubin previously held the positions of Vice President, Secretary and Treasurer of the Company. Dr. Kase also serves as a consultant to the Company and currently receives a fee of $5,000 per month.

     From March 1998 until November 2000 Mr. Parlin served on the Compensation Committee. Until August 1999, Mr. Parlin had a consulting agreement with the Company under which Mr. Parlin received a monthly consulting fee of $5,000. Mr. Parlin purchased $100,000 principal amount of short-term notes and warrants to purchase 811 shares of Common Stock in a private placement in March 1999. The short-term notes had an interest rate of 9% per annum, payable quarterly. All of the principal and unpaid interest on the notes was repaid by the Company in August 1999. The warrants are exercisable for a period of five years with an exercise price of $9.35.

     No interlocking relationship exists between any member of the Compensation Committee and any member of any other Company's Board of Directors or Compensation Committee.

                               PERFORMANCE GRAPH

     The following graph compares total stockholder return on the Company's Common Stock since June 29, 1999 to two indices: the Nasdaq Composite Index, U.S. Companies, and the Nasdaq Pharmaceutical Index. The graph assumes an initial investment of $100 on June 29, 1999.

    COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT SINCE JUNE 29, 1999 [PERFORMANCE GRAPH]

                                                       WFHC PRICE                   NASDAQ-US                 NASDAQ-PHARM
                                                       ----------                   ---------                 ------------
06/29/99                                                100.0000                    100.0000                    100.0000
06/99                                                   114.5900                    101.7210                    100.9010
07/99                                                    98.3741                     99.8861                    113.2110
08/99                                                    84.3207                    104.1100                    122.7480
09/99                                                    61.0828                    104.2530                    116.0760
10/99                                                    64.3259                    112.6090                    117.6150
11/99                                                    52.9707                    126.3090                    132.4700
12/99                                                    45.4034                    154.0840                    169.7540
01/00                                                    45.4034                    148.3680                    194.8740
02/00                                                    50.8086                    176.5580                    273.7160
03/00                                                    41.0793                    172.9300                    208.3450
04/00                                                    16.2155                    145.4520                    183.1250
05/00                                                    12.9724                    127.9050                    178.9660
06/00                                                    10.8103                    150.3490                    231.2740
07/00                                                     9.7293                    142.2030                    215.3540
08/00                                                     7.5672                    159.0060                    257.8040
09/00                                                     4.3241                    138.3410                    254.3880
10/00                                                    15.1345                    126.9270                    229.7580
11/00                                                    15.1345                     97.8608                    202.9160
12/00                                                    25.4000                     92.7097                    211.1480

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is composed of two outside directors of the Board. The Committee receives and approves each of the elements of the executive compensation program of the Company and continually assesses the effectiveness and competitiveness of the program. In addition, the Committee administers the stock option program and other key provisions of the executive compensation program and reviews with the Board all aspects of the compensation structure for the Company's executives. Set forth below in full is the Report of the Compensation Committee regarding compensation paid by the Company to its executive officers during 2000.

  Compensation Philosophy

     The Company's compensation policy is to offer the Company's executives competitive compensation based on overall Company performance and individual contribution to the financial success of the Company. The philosophy of the Company's compensation program is to employ, retain and reward executives capable of leading the Company in achieving its business objectives. These objectives include reaching profitability in 2001, acquiring additional pharmaceutical products and enhancing stockholder value.

  Elements of the Executive Compensation Program

     Base Salaries are originally established by the Compensation Committee based on an executive's job responsibilities and level of experience with reference to the competitive marketplace for executive officers at certain other similar companies. Although the Compensation Committee believes that the base salaries paid to executive officers of the Company were at levels competitive with salaries at comparable companies, effective May 1, 2000, the Compensation Committee approved reductions of 15% of base salary for the Chairman and the President and Chief Executive Officer and 5% of base salary for all other executive officers of the Company in an effort to reduce costs. These reductions were reversed in August 2000. The salaries of all executive officers are currently frozen until such time as the Company achieves profitability.

     Annual Incentive Bonuses include awards granted under the Team Incentive Compensation Plan, which is governed by the Compensation Committee. Awards under the Team Incentive Compensation Plan are contingent on the Company being profitable in 2001 and will be paid in March 2002, if earned.

     Long-Term Incentives include awards of stock options. The objective for the awards is to closely align executive interests with the longer term interests of stockholders. These awards are dependent on the creation of incremental stockholder value and represent a portion of the total compensation opportunity provided for the executive officers. Award sizes are based on individual performance, level of responsibility, the individual's potential to make significant contributions to the Company, and award levels at other similar companies.

  CEO Compensation

     Edward F. Calesa's base salary was established pursuant to his employment agreement entered into in January 1998 and subsequently amended in July 1999, May 2000 and August 2000. The Committee believes that the total compensation of the President and Chief Executive Officer is largely based upon the same policies and criteria used for other executive officers at comparable companies. Each year the Compensation Committee reviews the Chief Executive Officer's compensation arrangement, the individual performance for the calendar year under review, as well as the Company's performance. In determining Mr. Calesa's bonus for 2000, the Committee considered his contributions to the Company and his role in implementing strategic and financial initiatives designed to augment the Company's development and growth efforts. During 2000, Mr. Calesa received a bonus of $93,750 based upon his participation in the Company's Management Incentive Compensation Plan. In addition, Mr. Calesa's salary was reviewed by the Compensation Committee and reduced to $318,750 in May 2000 and reinstated to $375,000 in August 2000. Mr. Calesa was not granted any stock options under the 1998 Long Term Incentive Plan and is not eligible to participate in the 1999 Non-Qualified Stock Option Plan. The Compensation Committee believes Mr. Calesa's compensation, including salary and bonus, is at a level competitive with CEO salaries within the specialty pharmaceutical and biopharmaceutical industries.

     David F. Hale was paid a base salary in accordance with his employment agreement dated January 14, 1998. He agreed to a reduction in pay to $297,500 in May 2000 and resigned his positions in June 2000.

  Section 162(m) Compliance

     The Company does not presently anticipate that any of the Named Executive Officers will exceed the million-dollar non-performance based compensation threshold of Section 162(m) of the Internal Revenue Code. The Company and the Committee will continue to monitor the compensation levels of the Named Executive Officers and determine the appropriate response to Section 162(m) when and if necessary. It is the Company's intent to bring the stock option program into compliance with Section 162(m), if necessary, to ensure that stock option grants are excluded from compensation calculation for the purposes of Section 162(m).

  Conclusion

     Through the programs described above, a significant portion of the Company's compensation program and realization of its benefits is contingent on both Company and individual performance.

     The foregoing report has been furnished by the Compensation Committee.

Richard L. Rubin
Nathan Kase, M.D.

                              CERTAIN TRANSACTIONS

     In July 1998, the Company entered into a distribution agreement with Ortho-McNeil Pharmaceutical, Inc., a subsidiary of Johnson & Johnson, relating to Ortho-Est(R) Tablets that the Company markets and distributes. Johnson & Johnson Development Corporation, another subsidiary of Johnson & Johnson, beneficially owns approximately 12% of the Company's common stock. The distribution agreement required Women First to make minimum aggregate payments totaling $47.5 million to Ortho-McNeil over the life of the contract regardless of the actual sales performance of the product. This agreement was terminated effective September 30, 2000, and the Company entered into a new agreement, the Ortho-Est(R) Asset Transfer & Supply Agreement, with Ortho-McNeil. Under terms of the new agreement, Ortho-McNeil transferred to Women First all of its right, title and interest in Ortho-Est(R) Tablets effective January 1, 2001 and granted Women First an exclusive license to use the "Ortho-Est(R)" trademark effective January 1, 2001 until June 1, 2008. The new agreement reduced the minimum payment in 2000 from $5.4 million to $4.7 million. No further minimum payments are required under the new agreement. Under the new agreement, the Company will have the right to continue to buy product from Ortho-McNeil until the Company finds a replacement manufacturer. The prices the Company pays for product under the new agreement will equal Ortho-McNeil's fully burdened cost. If the Company has not found a replacement manufacturer by April 2002, the cost of continuing to buy product from Ortho-McNeil will increase significantly. In 2000, the Company made aggregate payments in the amount of $4.7 million to Ortho-McNeil for Ortho-Est(R) Tablets.

     The Company obtained the right to co-promote the Ortho-Prefest(R) and Ortho Tri-Cyclen(R) products in the United States and Puerto Rico pursuant to a co-promotion agreement with Ortho-McNeil effective July 1, 1999. The parties amended the co-promotion agreement in March 2000 to remove Ortho Tri-Cyclen(R) and amended the agreement in September 2000 to terminate the Company's efforts on behalf of Ortho-Prefest(R) effective December 31, 2000. Ortho-McNeil paid Women First an aggregate of $8.5 million under the co-promotion agreement.

     David F. Hale resigned as President and Chief Executive Officer of the Company effective June 30, 2000, and entered into a two year consulting agreement with the Company which provided for compensation of $150,000 during the first year and $120,000 during the second year. The Company bought out Mr. Hale's two-year consulting agreement in October 2000 with a payment of $100,000.

     In February 1999, the Company entered into a consulting agreement with Anthony P. Maris, a director of the Company. Mr. Maris provided part-time consulting services and received a minimum monthly consulting fee of $8,750 and reimbursement for travel expenses incurred in performing his consulting duties. Mr. Maris received $62,700 as total compensation for his consulting services in 2000. Effective April 17, 2000, the Company terminated Mr. Maris' consulting agreement when he became Vice President, Chief Financial Officer, Treasurer and Secretary. Mr. Maris was Vice President, Chief Financial Officer, Treasurer and Secretary until August 15, 2000 when a debilitating illness forced him to significantly curtail his activities. From August 15, 2000 until his death on March 26, 2001, Mr. Maris served as Vice President -- Finance. In this capacity he was primarily responsible for transitioning the financial duties to Charles
M. Caporale, who became Vice President, Chief Financial Officer, Treasurer and Secretary on September 7, 2000, and assisting Mr. Calesa in strategic planning.

     In March 1999, the Company entered into a consulting arrangement with Dr. Nathan Kase. Dr. Kase provides part time consulting services to the Company and now receives a monthly consulting fee of $5,000. Dr. Kase received consulting fees of $58,500 in 2000. Dr. Kase also received fees of $15,000 in 1999 for his participation on the Company's Health Advisory Board. Dr. Kase was appointed a director of the Company in June 2000.

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2001 and has directed that management submit the selection of independent auditors to the stockholders for ratification at the Annual Meeting. Ernst & Young LLP audited the Company's financial statements for the periods ended December 31, 1996 through December 31, 2000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholders are not required to ratify the selection of Ernst & Young LLP as the Company's independent auditors. However, the Company is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If you fail to ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Board and the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and the Company's stockholders.

     The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to ratify the selection of Ernst & Young LLP.

AUDIT FEES

     Ernst & Young LLP was the independent auditor of the Company during the year ended December 31, 2000. The aggregate fees anticipated to be billed by Ernst & Young LLP in connection with the audit of the Company's annual financial statements for the most recent fiscal year and for the review of the Company's financial information included in its quarterly reports on Form 10-Q during the year 2000 was approximately $129,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     During the fiscal year ended December 31, 2000, the Company did not incur any information technology consulting fees from services provided by Ernst & Young LLP.

AUDIT RELATED FEES

     The aggregate fees billed for audit related services rendered to the Company by Ernst & Young LLP during the year 2000 was approximately $5,000. These fees relate to review of financial statements contained in the Company's Registration Statement on Form S-8.

ALL OTHER FEES

     The aggregate fees billed for all professional services rendered to the Company by Ernst & Young LLP during the year 2000 except for Audit Fees and Audit Related Fees was approximately $23,000.

     The Audit Committee determined that the non-audit services provided by Ernst & Young LLP are compatible with maintaining the auditor's independence.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Under Section 16(a) of the Exchange Act, directors, officers and beneficial owners of ten percent or more of the Company's Common Stock ("Reporting Persons") are required to report to the Securities and Exchange Commission on a timely basis the initiation of their status as a Reporting Person and any changes regarding their beneficial ownership of the Company's Common Stock. Based solely on the Company's review of such forms received and the written representations of the Company's Reporting Persons, the Company has determined that no Reporting Person known to the Company was delinquent with respect to their reporting obligations as set forth in Section 16(a) of the Exchange Act, except as follows:

          Anthony P. Maris and John Shute failed to file on a timely basis their initial reports on Form 3, but in both cases the required report was subsequently filed. Dr. Nathan Kase, Anthony P. Maris, John Shute, Charles
     M. Caporale, Saundra L. Childs, Richard L. Rubin, Randi C. Crawford, and Edward F. Calesa each reported one transaction late by filing a Form 4.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Company's Annual Meeting of Stockholders to be held in 2002 must be received by the Company no later than January 4, 2002, in order to be included in the Company's proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission for such proposals in order to be included in the proxy statement. A stockholder who wishes to make a proposal at the 2002 Annual Meeting without including the proposal in the Company's proxy statement and form of proxy relating to that meeting must notify the Company by April 15, 2002. If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board for the 2002 Annual Meeting may exercise discretionary voting power regarding any such proposal.

                                 ANNUAL REPORT

     The Annual Report of the Company for the fiscal year ended December 31, 2000 will be mailed to stockholders of record on or about May 4, 2001. The Annual Report does not constitute, and should not be considered, a part of this Proxy solicitation material.

     If any person who was a beneficial owner of Common Stock of the Company on the record date for the Annual Meeting of Stockholders desires additional information, a copy of the Company's Annual Report on Form 10-K will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of the Company at such date. Requests should be directed to Women First HealthCare, Inc., 12220 El Camino Real, San Diego, California 92130, Attention: CFO.

                                 OTHER BUSINESS

     The Board does not know of any matter to be presented at the Annual Meeting which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying Proxy will vote all Proxies in accordance with their best judgment.

     ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          /s/ EDWARD F. CALESA
                                          Edward F. Calesa
                                          President and Chief Executive Officer

Dated: April 30, 2001

                                                                      APPENDIX A

                          WOMEN FIRST HEALTHCARE, INC.

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from the management and the Company. All committee members shall be financially literate and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

     - The committee shall discuss with the independent auditors the overall scope and plans for their audits including the adequacy for staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

     - The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

     - The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                                                                      1856-PS-01

                                  DETACH HERE

                                     PROXY


                          WOMEN FIRST HEALTHCARE, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 13, 2001

The undersigned stockholder of Women First HealthCare, Inc., a Delaware corporation (the "Company"), hereby appoints Edward F. Calesa and Charles M. Caporale, and each of them, as proxies for the undersigned with full power of substitution, to attend the annual meeting of the Company's stockholders to be held on June 13, 2001 and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                  SIDE

                                  DETACH HERE



[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. To elect the following persons who are nominees to the Company's Board of Directors.

   NOMINEE:  (01) Nathan Kase
             (02) Ruth A. Wooden

          [ ]        [ ]         [ ]
        FOR BOTH   WITHHELD    MARK HERE
        NOMINEES   FROM BOTH   IF YOU PLAN
                   NOMINEES    TO ATTEND
                               THE MEETING


   [ ] ________________________________________
       For both nominees except as noted above


2. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.
        [ ]     [ ]      [ ]
        FOR   AGAINST   ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

All other proxies heretofore given by the undersigned to vote shares of stock of the Company, which the undersigned would be entitled to vote if personally present at the annual meeting or any adjournment or postponement thereof, are hereby expressly revoked.

PLEASE DATE THIS PROXY AND SIGN IT EXACTLY AS YOUR NAME OR NAMES APPEAR BELOW, WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN, WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SHARES ARE HELD BY A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SHARES ARE HELD BY A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.


Signature:                  Date:      Signature:                     Date:
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